                                     Registration Statement No. 33-00000
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- ------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                      E. I. DU PONT DE NEMOURS AND COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            1007 MARKET STREET
        DELAWARE        WILMINGTON, DELAWARE  19898      51-0014090
    (STATE OR OTHER        (ADDRESS OF PRINCIPAL      (I.R.S. EMPLOYER
     JURISDICTION            EXECUTIVE OFFICES)      IDENTIFICATION NO.)
 OF INCORPORATION OR
     ORGANIZATION)
                                 --------------

                    THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                                      AND
                    INVESTMENT PLAN FOR SALARIED EMPLOYEES OF
                                  CONSOL INC.
                           (FULL TITLE OF THE PLANS)

                                 --------------

             C. L. HENRY, SENIOR VICE PRESIDENT -- DUPONT FINANCE
                      E. I. DU PONT DE NEMOURS AND COMPANY
                               1007 MARKET STREET
                          WILMINGTON, DELAWARE  19898
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENTS FOR SERVICE:
                                  302-774-1000
                                 --------------

               APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                              PURSUANT TO THE PLAN:
       From time to time after effective date of Registration Statement
                                 --------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                   PROPOSED
                                                   PROPOSED        MAXIMUM
                                AMOUNT             MAXIMUM         AGGREGATE        AMOUNT OF
TITLE OF SECURITIES             TO BE              OFFERING PRICE  OFFERING         REGISTRATION
TO BE REGISTERED                REGISTERED         PER SHARE       PRICE            FEE
- -------------------------------------------------------------------------------------------
Common Stock $.60 par value(1)    9,000,000(2)      $48.6875(2)     $438,187,500(2)   $151,099.14

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



(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) The shares of Common Stock to be registered consist of shares to be acquired by the Trustees pursuant to the operation of the Plans. The aggregate offering price has been calculated pursuant to Rule 457(h)(1) by multiplying such number of shares by the average of the high and low prices of E. I. du Pont de Nemours and Company Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 1993

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

        The documents listed below, previously filed with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

        (a) Du Pont's annual report on Form 10-K for the year ended December 31, 1992.

        (b) Du Pont's quarterly reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 1993.

        (c)     Du Pont's Current Reports on Form 8-K as filed on
                January 4, January 27, February 3 , April 26,
                July 28, September 14 and October 27, 1993

        All documents subsequently filed by Du Pont or by the Thrift Plan for Employees of Conoco Inc. and Investment Plan for Salaried Employees of CONSOL Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Du Pont Common Stock

        Holders of Du Pont Common Stock are entitled to receive dividends that may be declared by the Board of Directors of Du Pont from surplus or net earnings, but not until all cumulative dividends on preferred stock shall have been declared and set apart for payment at the annual rates of $4.50 a share for the $4.50 Series and $3.50 a share for the $3.50 Series. Holders of Du Pont Common Stock have the right to vote on all questions to the exclusion of all other stockholders, except as otherwise expressly provided by law or unless Du Pont shall be in default in the payment of dividends on preferred stock for a period of six months. In the latter event, until accumulated and unpaid dividends on preferred stock of all series shall have been paid, the holders of the outstanding preferred stock shall have the exclusive right, voting separately and as a class, to elect two directors, or if the total number of directors of Du Pont be only three, then only one director, at each meeting of stockholders held for the purpose of electing directors.

        On liquidation, dissolution, or winding up of Du Pont, whether voluntary or involuntary, after payments have been made to holders of preferred stock, holders of Du Pont Common Stock have the right to share ratably the remaining assets available for distribution. In the event of voluntary liquidation, holders of preferred stock are entitled to accumulated dividends and $115 a share for the $4.50 Series and $107 a share for the $3.50 Series; in the event of involuntary liquidation, holders of both series are entitled to accumulated dividends and $100 a share. Holders of Du Pont Common Stock do not have any preemptive rights.

Item 6.  Indemnification of Directors and Officers

        Under provisions of the Bylaws of Du Pont, each person who is or was a director or officer of Du Pont shall be indemnified by Du Pont to the full extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as director or officer, or arising out of any such person's status as a director or officer. Du Pont has purchased liability insurance policies covering its directors and officers to provide protection where
Du Pont cannot indemnify a director or officer.

Item 8.  Exhibits


        Exhibit
        Number                                      Description
        -------                                     -----------

        4(a)                      Du Pont's Certificate of Incorporation, effective
                                  December 22, 1989 defining the rights of the
                                  holders of Du Pont Common Stock. Incorporated by
                                  reference to Exhibit 3.1 of Du Pont's Annual Report
                                  on Form 10-K for the year ended December 31, 1989.

        4(b)                      Thrift Plan for Employees of Conoco Inc. and
                                  Investment Plan for Salaried Employees of CONSOL
                                  Inc.

        23                        Consent of Independent Accountants

        24                        Powers of attorney authorizing certain officers to
                                  sign this registration statement and amendments
                                  thereto on behalf of officers and directors.


        The registrant will submit or has submitted the Thrift Plan for Employees of Conoco Inc. and Investment Plan for Salaried
Employees of CONSOL Inc. and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  S-K Item 512 Undertakings

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                        (i)   To include any prospectus required by
                section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                        (iii) To include any material information with
                respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs (a)(1)(i) and
        (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on January 5, 1994

                        E. I. DU PONT DE NEMOURS AND COMPANY

                        By  /s/ C. L. Henry
                           ---------------------------------
                                C. L. Henry, Senior Vice
                               President - DuPont Finance
                                (Chief Financial Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

E. S. Woolard, Jr.      Chairman and Director
                          (Principal Executive
                           Officer)
P. N. Barnevik          Director
E. P. Blanchard, Jr.    Director          By /s/ C. L. Henry
A. F. Brimmer           Director            -----------------------
C. R. Bronfman, O.C.    Director                 C. L. Henry
E. M. Bronfman          Director                Senior Vice President-
E. Bronfman, Jr.        Director                DuPont Finance
L. C. Duemling          Director                (Principal Financial
E. B. du Pont           Director                and Accounting Officer
C. M. Harper            Director                and Attorney-In-Fact
R. E. Heckert           Director                for bracketed
H. W. Johnson           Director                individuals)
E. L. Kolber            Director                (January 5, 1994)
J. A. Krol              Vice Chairman
                          and Director
M. P. MacKimm           Director
C. S. Nicandros         Vice Chairman
                          and Director    By  /s/ J. F. Schmutz
W. K. Reilly            Director             -----------------------
H. R. Sharp, III        Director                 J. F. Schmutz
C. M. Vest              Director                Senior Vice President
                                                and General Counsel -
                                                DuPont Legal
                                                (Attorney-In-Fact for
                                                bracketed individuals)
                                                (January 5, 1994)



        Powers of attorney authorizing C. L. Henry and
J. F. Schmutz jointly, to sign the registration statement and amendments thereto on behalf of the above-named directors and officers are filed with the registration statement.

        The Thrift Plan for Employees of Conoco Inc. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 5, 1994.

                                             Thrift Plan For Employees of
                                             Conoco Inc.
                                                          (Plan)

                                             By     /s/ M. ROCCONI, JR.
                                                  --------------------------
                                                        M. ROCCONI, JR.
                                            VICE PRESIDENT - EMPLOYEE RELATIONS
                                                          CONOCO INC.


        The Investment Plan for Salaried Employees of
CONSOL Inc. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, January 5, 1994

                                             Investment Plan for Salaried
                                             Employees of CONSOL Inc.
                                                          (Plan)

                                             By       /s/ B. V. HYLER
                                                  --------------------------
                                                          B. V. HYLER
                                               CHAIRMAN OF THE INVESTMENT PLAN
                                                 COMMITTEE CREATED UNDER THE
                                                 INVESTMENT PLAN FOR SALARIED
                                                  EMPLOYEES OF CONSOL Inc.

                               INDEX TO EXHIBITS



        Exhibit
        Number                                      Description
        -------                                     -----------
        4(a)                       Du Pont's Certificate of Incorporation, effective
                                   December 22, 1989 defining the rights of the
                                   holders of Du Pont Common Stock. Incorporated by
                                   reference to Exhibit 3.1 of Du Pont's Annual Report
                                   on Form 10-K for the year ended December 31, 1989.

        4(b)                       Thrift Plan For Employees Of Conoco Inc. and Investment
                                   Plan for Salaried Employees of CONSOL Inc.

        23                         Consent of Independent Accountants

        24                         Powers of attorney authorizing certain officers to
                                   sign this registration statement and amendments
                                   thereto on behalf of officers and directors.